UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

GENERAL FORM FOR REGISTRATION OF SECURITIES
Under Section 12(b) or (g) of the Securities Exchange Act of 1934

Sierra Resource Group, Inc.
(Exact Name of Small Business Issuer in its Charter)

Date of earliest event reported:
February 20, 2012

Nevada	000-25301	88-0413922
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

9550 S. Eastern Avenue, Suite 253, Las Vegas, Nevada 89123
 (Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (702) 462-7285

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  ENTER INTO A MATERIAL DEFINITIVE AGREEMENT

Effective February 20, 2012 the board of directors approved the purchase of half of the minority interest in the Chloride Copper Mine from the Medina Property Group, LLC under the terms of a letter of intent. The execution of this transaction would increase the Company’s interests in the Chloride Copper Mine to 90%.  The letter of intent is attached hereto as Exhibit 1.01 and is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 20, 2012 the board of directors approved and the Company has agreed to Consultant and Employment agreements with its Chairman of the Board-Timothy Benjamin, Chief Executive Officer-J. Rod Martin, Senior Vice President of Operations-Travis Snyder and Vice President of Exploration- Michel Rowland, respectively. The agreements are attached hereto as Exhibits 5.02 through 5.05 and are incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

None

Exhibits

d) Exhibits.

1.01           Letter of Intent between the Company and Medina Property Group, LLC
5.02           Consulting Agreement between the Company and Timothy Benjamin
5.03           Employment Agreement between the Company and J. Rod Martin
5.04           Employment Agreement between the Company and Travis Snyder
5.05           Employment Agreement between the Company and Michel Rowland

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIERRA RESOURCE GROUP, INC.

Date: February 27, 2012	By:	/s/ J. Rod Martin
J. Rod Martin
Chief Executive Officer